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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

       We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 23, 2002 relating to the financial statements of DOV Pharmaceutical, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ
January 25, 2002